UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Relmada Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee

(Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Relmada Therapeutics, Inc. (Relmada) on December 30, 2015, at 9:00 a.m. at the offices of Goodwin Procter LLP, the New York Times Bldg., 620 Eighth Avenue, 26th floor, New York, New York 10018. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Our Annual Report for the fiscal year ended June 30, 2015 on Form 10-K is available at www.relmada.com under the heading “Investor Relations.” Additionally, a form of proxy card and information on how to vote by mail, e-mail, or by fax is included herein.

Over the past year, Relmada has focused on expanding its communications with stockholders by enriching its investor outreach program, including the launch of a reformatted website (www. relmada.com) featuring enhanced and readily accessible information for stockholders and other interested parties, launching several online corporate communication channels and meeting directly with stockholders at a number of conferences and regular road shows.

Relmada’s Board of Directors and management team remain focused on serving our investors, and we believe this year’s annual meeting is especially important to allow Relmada to continue creating value for stockholders. At the 2015 annual meeting, stockholders are being asked, among other things, to vote FOR directors Sheeram N. Agharkar, PhD and Maged Shenouda, R.Ph, MBA, and to vote FOR the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

With regard to the election of directors, the Board of Directors has undertaken a number of efforts to strengthen its composition through the addition of new, highly qualified independent directors. Since July 2015, the Board of Directors has added three new independent directors; Charles J. Casamento, Maged Shenouda, R.Ph, MBA, and Paul Kelly, MBA. These directors have significant experience in a range of areas that are relevant to Relmada’s business, including the pharmaceutical and biotechnology industries, finance, corporate development and product licensing.

The newly strengthened Board of Directors is now comprised of six directors, four of whom are independent, and we believe we now have the right Board of Directors to realize our business objective of identifying, developing and commercializing product candidates with significant market potential that can fulfill unmet medical needs in the treatment of pain.

In addition to the aforementioned additions to our Board of Directors, in October 2015 Relmada expanded the roles for two industry professionals to support advancement of its pipeline of innovative therapies for the treatment of chronic pain. Richard M. Mangano, Ph.D was promoted to Chief Scientific Officer and Lisa Nolan, Ph.D was promoted to the newly created position of Chief Business Officer. Dr. Mangano has extensive experience leading global research and development programs in both large and small pharmaceutical companies. Dr. Nolan has led numerous partnering transactions with US and international companies. Both professionals will take on a broader range of clinical and business development activities.

Overall, we remain in a solid financial position and we have made great progress in preparing for our proposed uplisting to a national stock exchange. We believe that moving to a national exchange represents a significant step toward creating long-term stockholder value and attracting the interest of institutional investors.

We Are Taking Significant Action to Enhance Stockholder Value

Under the leadership of the strengthened Board of Directors and management team, Relmada has taken several important steps to deliver on our strategy of establishing a leading specialty pharmaceutical company, focused on developing novel dose forms of drug products approved by the U.S. Food and Drug Administration (FDA), as well as developing new chemical entities which could potentially address areas of high unmet medical need in the treatment of pain and drug addiction.

Today, Relmada has a diversified portfolio of four lead products at various stages of development, including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol; BuTab (REL-1028) its oral dosage form of buprenorphine being developed for both chronic pain and opioid dependence indications; and topical mepivacaine (REL-1021), its topical formulation of the local anesthetic mepivacaine that has received Orphan Drug Designation from the FDA.

Solid Progress Across Product Development Pipeline

I am pleased to report that, as set forth in more detail below, we have made progress with each of our four product candidates throughout 2015 and we believe we remain on track to achieve many of our projected milestones outlined. With these positive developments, Relmada is in an even stronger position than when we entered 2015. Specifically, the following describes the developments for each program:

d-Methadone (dextromethadone, REL-1017): Our most-advanced new chemical entity, d-Methadone (dextromethadone, REL-1017), is a novel, N-methyl-D-aspartate (NMDA) receptor antagonist being developed for the treatment of neuropathic pain. As a single isomer of racemic methadone, d-Methadone has been shown to possess NMDA antagonist properties with virtually no opioid activity at the expected therapeutic doses. The activation of NMDA receptors has been associated with neuropathic pain and it is expected that d-Methadone will have a role in pain management by blocking this activity. In contrast, racemic methadone is a long-acting narcotic producing typical opioid side effects used in the treatment of various pain states and as a substitution therapy in opioid addiction.

Health Canada approved a Clinical Trial Application (CTA) to conduct a Single Ascending Dose (“SAD”) Phase I study with d-Methadone in November 2014 and the first cohort of subjects was dosed in December 2014. In March 2015, we reported positive initial results from the first four cohorts of the SAD study, which successfully demonstrated a potentially therapeutic dose range for d-Methadone without the side effects typically observed with racemic methadone in opioid naive subjects or with other NMDA inhibitors, such as ketamine. In April 2015, Relmada received clearance from Health Canada to continue with dose escalation and explore even higher doses of d-Methadone. The SAD study completed in June 2015

In August 2015, Relmada received a No Objection Letter (NOL) from Health Canada to conduct the Multiple Ascending Dose (“MAD”), which was initiated shortly thereafter. In line with our 2015 goals, the data from these studies expected by the end of 2015 will inform the design of a subsequent Phase II proof of concept study in neuropathic pain planned to begin in 2016.

LevoCap ER (REL-1015): Our most-advanced novel version of a proven drug product, LevoCap ER (REL-1015), is an extended release, abuse deterrent, proprietary formulation of the opioid analgesic levorphanol, which is pharmacologically differentiated from morphine, oxycodone, and other strong opioids for the management of pain severe enough to require daily, around-the-clock and long-term opioid treatment. In particular, levorphanol binds to all three opioid receptor subtypes involved in analgesia (mu, kappa, and delta), the NMDA receptor and the norepinephrine and serotonin uptake pumps, whereas morphine is relatively selective for mu sites. The dual mechanism of action of levorphanol, combining opioid receptor agonism with noradrenaline reuptake inhibition in the same molecule makes levorphanol a useful analgesic to treat chronic and neuropathic pain in addition to providing pain relief in patients resistant to other strong opioids. Levorphanol is a strong opioid first synthesized decades ago and is considered equal in potency to hydromorphone, oxycodone, fentanyl, and methadone. In clinical studies, it has demonstrated a remarkably broad spectrum of analgesic activity against many different types of pain including neuropathic pain, post-surgical pain, and chronic pain in patients refractory to other opioids.

In September 2015, we announced U.S. Patent No. 9,125,833 was issued by the U.S. Patent and Trademark Office (USPTO) for our patent application entitled, “Multimodal abuse resistant and extended release opioid formulations.” The issued patent covers the SECUREL – an abuse-deterrent, extended-release technology platform for opioids including Relmada’s lead product candidate, LevoCap ER.

In line with our 2015 goals, we continue to scale up manufacturing and prepare for Phase III development program and are planning to submit an end of Phase II meeting request to the FDA to discuss the final regulatory and clinical plan for this product.

BuTab (REL-1028): Our second-most-advanced novel version of a proven drug product, BuTab (REL-1028), represents novel formulations of oral, modified release buprenorphine being developed for both chronic pain and opioid dependence indications. Buprenorphine is a partial opioid agonist that has been widely used by the sublingual and transdermal routes of administration, but was believed to be ineffective by the oral route.

Following completion of a preclinical program to better define the pharmacokinetic profile of BuTab and to assess the time course of systemic absorption of buprenorphine using several different oral modified release formulations of buprenorphine, we obtained approval from Health Canada to initiate a Phase I pharmacokinetic study in healthy volunteers in the second quarter of 2015. In line with our 2015 goals, this trial has been completed and results are expected before the end of 2015.

MepiGel (REL-1021): MepiGel (REL-1021), is a topical dosage form of the local anesthetic mepivacaine for the treatment of painful peripheral neuropathies, such as painful diabetic neuropathy, postherpetic neuralgia (PHN) and painful HIV-associated neuropathy. Mepivacaine is an anesthetic (numbing medicine) that blocks the nerve impulses that send pain signals to the brain. It is chemically related to bupivacaine but pharmacologically related to lidocaine. Mepivacaine is currently indicated for infiltration, nerve block and epidural anesthesia. Relmada has received two FDA Orphan Drug Designations for mepivacaine, one each for “the treatment of painful HIV-associated neuropathy” and for “the management of PHN.”

In line with our 2015 goals, we have selected the formulations to be advanced into clinical studies for MepiGel after the evaluation of results from in vitro and ex vivo studies comparing various topical prototypes of mepivacaine that were conducted by MedPharm Ltd, a specialist formulation development company recognized internationally for its expertise in topical and transdermal products. Relmada also completed toxicology work using these formulations. Relmada is planning single and multiple dose Phase I studies in healthy subjects with the selected MepiGel formulations. The data from these studies will inform the design of a subsequent Phase 2 proof of concept study in patients suffering from neuropathic pain.

Please Vote FOR the Election of Relmada’s Director Nominees and
FOR All Proposals at the Annual Meeting

Attached are the Notice of Stockholder Meeting and related proxy materials that contain the items that require stockholder approval. A form of proxy card and information on how to vote by mail, internet, by fax or by phone is included herein.

We hope and count on your support to continue on your behalf to pursue the united goals of developing safe and effective solutions to help people with pain and in doing so generating value to our stockholders. We kindly ask you to complete and send back your proxy form as soon as possible as indicated in the proxy material and we look forward to seeing many of you at the upcoming stockholder meeting

On behalf of everyone at Relmada, we thank you, our valued stockholders, for your continued support. I look forward to keeping you updated on the progress of Relmada as we continue to execute on our exciting plans.

Sincerely,

/s/ Sergio Traversa
Sergio Traversa
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2015

To the stockholders of Relmada Therapeutics, Inc.,

You are cordially invited to attend the 2015 annual meeting of stockholders of Relmada Therapeutics, Inc. to be held at the offices of Goodwin Procter LLP, the New York Times Bldg., 620 Eighth Avenue, 26th floor, New York, New York 10018 on December 30, 2015 at 9:00 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

•         Proposal 1: To elect Shreeram Agharkar, Ph.D and Maged Shenouda, R.Ph, MBA, as Class I directors, each to serve for a three-year term that expires at the 2018 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

•         Proposal 2: To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

•         To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1 and 2. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on November 4, 2015 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Sandesh Seth, MS, MBA
New York, NY	Chairman of the Board
November 25, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2015 annual report on Form 10-K are available at

www.relmada.com or www.proxyvote.com

i

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Relmada Therapeutics, Inc. for use at our 2015 annual meeting of stockholders to be held at the offices of Goodwin Procter LLP, the New York Times Bldg., 620 Eighth Avenue, 26th floor, New York, New York 10018 on December 30, 2015 at 9:00 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about November 27, 2015.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•         To elect Shreeram Agharkar, Ph.D. and Maged Shenouda, R.Ph, MBA, as Class I directors, each to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

•         to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

•         such other matters as may properly come before the annual meeting or any adjournments or postponement thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote “FOR” each of the two nominees to the Board of Directors and “FOR” the proposal ratifying the appointment of GBH CPAs, PC.

How do I vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominee for director; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Empire Stock Transfer, or you have stock certificates registered in your name, you may submit a proxy to vote:

•         By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•         By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•         In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than December 21, 2015, by e-mail to mbecker@relmada.com, fax at (888) 228-5672, mail to Relmada Therapeutics, Inc., 757 3rd Avenue, Suite 2018, New York, New York 10017 or telephone at (212) 376-5776.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., E.S.T, on Tuesday, December 29, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•         By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

•         By mail. You should receive instructions from the record holder explaining how to vote your shares.

•         In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

What happens if additional matters are presented at the annual meeting?

Other than the election of two directors and the ratification of the appointment of our auditor, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sergio Traversa, PharmD, MBA, our Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 — ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm is commonly considered to be a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 2. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 — the election of the two directors to our Board of Directors. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On November 4, 2015, the Record Date for determining which stockholders are entitled to vote at the annual meeting or any adjournments or postponements thereof, there were 11,544,571 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of thirty-four percent (34%) of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by mail, internet or fax.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

•         as necessary to meet applicable legal requirements;

•         to allow for the tabulation of votes and certification of the vote; and

•         to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Relmada Therapeutics, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Relmada Therapeutics, Inc.
Attention: Michael Becker, Senior Vice President Finance and Corporate Development
757 3rd Avenue, Suite 2018
New York, New York 10017
Tel: (212) 376-5776
Fax: (888) 228-5672

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone. We have retained the services of Innisfree M&A Incorporated (“Innisfree”) to serve as our proxy solicitor in connection with the annual meeting. Innisfree may assist us in soliciting proxies by telephone, email and by other means, and we expect to pay Innisfree a fee not to exceed $20,000, plus reasonable expenses.

How can I obtain a copy of Relmada Therapeutics, Inc.’s 2015 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?”. Our 2015 annual Report on Form 10-K is available by accessing our Investor Relations page of our website at www.relmada.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to elect directors?

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the other proposals?

The proposal to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of the votes cast at the meeting is required for approval of all other items being submitted to the stockholders for their consideration.

How can I communicate with the non-employee directors on the Relmada Therapeutics, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Sandesh Seth, Chairman of the Board
Relmada Therapeutics, Inc.
757 Third Avenue, Suite 2018
New York, New York 10017

Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that our Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling our proxy solicitor at:

Innisfree M&A Incorporated
Stockholders call toll-free at (888) 750-5834
Brokers and banks call collect at (212) 750-5833

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors — Proposal No. 1” on page 32.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•         the director is, or at any time during the past three years was, an employee of the Company;

•         the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•         a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•         the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•         the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•         the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board of Directors be independent and, therefore, the Company is not subject to any director independence requirements. Under the above-mentioned NASDAQ Capital Market director independence rules, Charles J. Casamento, Shreeram Agharkar, Ph.D, Maged Shenouda, R.Ph, MBA and Paul Kelly are independent directors of the Company.

Board Leadership Structure

Our Board of Directors has a policy that calls for the leadership role of the Board of Directors and Company management, namely the Chairman of the Board of Directors and the Chief Executive Officer, to be separate as it believes that the most effective leadership structure for us at this time is not to have these roles combined. Sergio Traversa, PharmD, MBA serves as our Chief Executive Officer and Sandesh Seth, MS, MBA is our Chairman of the Board. We believe this structure of having a separate Chief Executive Officer and Chairman of the Board provides proper oversight of the Company and its operations.

Board Risk Oversight

Risk management is primarily the responsibility of the Company’s management; however, the Board of Directors has responsibility for overseeing management’s identification and management of those risks. The Board of Directors considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board of Directors and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions.

Board of Directors Meetings and Attendance

During the fiscal year ended June 30, 2015, the Board of Directors held eleven meetings. All directors attended each meeting. No actions were approved by unanimous written consent.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website, under About Relmada using the tab Governance/Compliance at www.relmada.com. We will post on our website any amendment to our Code of Ethics and Business Conduct or waivers of our Code of Ethics and Business Conduct for directors and executive officers.

Communications with Directors

The Board of Directors has procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Sandesh Seth, MS, MBA, Chairman of the Board of Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York, New York 10017. Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that the Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Relmada Therapeutics, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (212) 376-5776.

Legal Proceedings

None of the Company’s current directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, except as noted below, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

Our executive officers did not file their respective Form 4 within two business days of receiving each of their stock option grant on February 23, 2015. The Forms 4 reflecting the stock grants for the executive officers were filed on March 5, 2015.

Whistle Blowing Policy

We have adopted a Company Whistle Blowing Policy, for which a copy will be provided to any person requesting same without charge. To request a copy of our Whistle Blowing Policy please make written request to our Chief Financial Officer, at Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York, New York 10017. We believe our Whistle Blowing Policy is reasonably designed to provide an environment where our employees and consultants may raise concerns about any and all dishonest, fraudulent or unacceptable behavior, which, if disclosed, could reasonably be expected to raise concerns regarding the integrity, ethics or bona fides of the Company.

BOARD COMMITTEES

In July 2015, the Company’s Board of Directors formed an Audit Committee and Compensation Committee. Actions taken by these committees are reported to the full board. The current membership of these committees is set forth below.

Audit Committee	Compensation Committee
Charles J. Casamento*	Shreeram Agharkar, Ph.D.*
Shreeram Agharkar, Ph.D	Paul Kelly
Maged Shenouda, R.Ph, MBA	Sandesh Seth, MS, MBA (advisor)

____________

*         Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of The Nasdaq Stock Market. Charles J. Casamento is the chairman of the audit committee.

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the Company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

•         establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•         overseeing our compensation plans, including the establishment of performance goals under the Company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•         overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•         acting as administrator of any Company stock option plans; and

•         overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our Board of Directors for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

DIRECTOR COMPENSATION

Commencing March 1, 2014, non-management Directors of the Company began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company common stock as described below.

Board of Director committee members will receive the following annual compensation for committee participation:

BOD Committee	Chairman	Member
Audit	$15,000	$6,000
Compensation	$10,000	$5,000

The following table sets forth the compensation of our directors for the fiscal year ended June 30, 2015 and for the six month period ended June 30, 2014:

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Shreeram Agharkar, Ph.D(2)	2015	$34,988	$—	$—	$—	$34,988
Shreeram Agharkar, Ph.D(3)	2014	$12,100	$—	$45,405	$—	$57,505
Sandesh Seth, MS, MBA	2015	$30,000	$—	$—	$—	$30,000
Sandesh Seth, MS, MBA	2014	$10,000	$—	$45,405	$—	$55,405
Nabil M. Yazgi, MD*	2015	$30,000	$—	$—	$—	$30,000
Nabil M. Yazgi, MD*	2014	$10,000	$—	$45,405	$—	$55,405

____________

(1)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules Accounting Standards Codification Topic 718.

(2)      Includes $2,100 of consulting fees and $30,000 of director fees.

(3)      Includes $2,100 of consulting fees and $10,000 of director fees.

*         Dr. Yazgi resigned from the Board of Directors in November 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) was formed in July 2015. The Audit Committee is composed of the following three directors: Charles J. Casamento, Shreeram Agharkar, Ph.D and Maged Shenouda, R.Ph, MBA, each of whom was “independent” as defined by the rules of The Nasdaq Stock Market. Mr. Casamento serves as chairman of the Audit Committee. The Board of Directors has adopted a written Audit Committee Charter, which is filed as Appendix A to this Proxy Statement.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board of Directors. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Audit Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board of Directors

/s/ Charles J. Casamento, Chairman of the Audit Committee

/s/ Sheeram Agharkar, Ph.D

/s/ Maged Shenouda, R.Ph, MBA

____________

*         The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ Shreeram Agharkar, Ph.D, Chairman of the Compensation Committee

/s/ Paul Kelly

/s/ Sandesh Seth, MS, MBA (advisor)

____________

*         The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees. Our Compensation Committee was formed in July 2015. In 2014, our Stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 93.3% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2015, the Compensation Committee decided to retain the general overall program design.

We currently employ four executive officers, each of whom serves as a “Named Executive Officer” (or NEO) for purposes of SEC reporting: (1) Sergio Traversa, PharmD, MBA, our Chief Executive Officer (who we refer to in this Compensation Discussion and Analysis as our CEO); (2) Douglas Beck, CPA, our Chief Financial Officer (3) Richard M. Mangano, Ph.D, our Chief Scientific officer and (4) Lisa Nolan, Ph.D, our Chief Business Officer.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual and Company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•         attract and retain qualified and talented individuals; and

•         provide reasonable and appropriate incentives and rewards to our team for building long-term value within our Company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our Company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current Company activities but also reflects contributions to building long-term value.

We have utilized the services of a compensation consultant to review compensation programs of peer companies in order to assist the board, until July 2015, and the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of our Company.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our Company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock awards. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our Company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants and Company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our Board of Directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Compensation Committee and/or our Board of Directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our Company’s achievements; (ii) encourage teamwork among all disciplines within our Company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the Company, the Compensation Committee and our Board of Directors have the discretion to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and restricted stock generally vesting in annual increments over four years, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the Company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board of Directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to our Chief Executive Officer and Chief Financial Officer. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our Company

(as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our Company, including our medical and dental insurance, and a 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our Chairman and CEO have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change in Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in the Company and individual performance, length of service with the Company, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

We establish and maintain a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize data for below-executive level personnel, which data focuses on similarly-sized bio-tech companies. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarks against respective comparable positions in our established peer group. We adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance. The draft goals and proposed weightings are presented to the Compensation Committee and the Board and discussed, revised as necessary, and then approved by our board of directors.

The Compensation Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our Board of Directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year.

Equity Grant Practices

All stock options and/or restricted stock granted to the NEOs and other executives are approved by the Board of Directors until July 2015 and the Compensation Committee. Exercise prices for options are set at the closing price of our common stock on the date of grant. Grants are generally made: (i) on the employee’s start date and (ii) at Board of Director meetings held each February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make additional special awards for extraordinary individual or Company performance.

Compensation Setting Process

At the February meetings of our Board of Directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in a corporate goal rating, expressed as percentages. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or restricted stock grants.

The Compensation Committee looks to the Chief Executive Officer’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our Board of Directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the Chief Executive Officer, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our Board of Directors, and considers the achievement of overall corporate objectives by both the Chief Executive Officer specifically and the Company generally. The Chief Executive Officer is not present during the Compensation Committee’s deliberations regarding his compensation.

The Compensation Committee has the authority to directly engage, at our Company’s expense, any compensation consultants or other advisors that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of November 18, 2015:

Name	Age	Position
Sergio Traversa, PharmD, MBA	55	Chief Executive Officer and Director
Douglas Beck, CPA	54	Chief Financial Officer
Richard M. Mangano, Ph.D	65	Chief Scientific Officer
Lisa Nolan, Ph.D	53	Chief Business Officer
Charles J. Casamento	70	Director
Sandesh Seth, MS, MBA	51	Chairman of the Board
Shreeram Agharkar, Ph.D	68	Director
Paul Kelly	58	Director
Maged Shenouda, R.Ph, MBA	51	Director

Sergio Traversa, PharmD, MBA has been our Chief Executive Officer and director since April 2012. Previously, from January 2010 to April 2012, he was the chief executive officer of Medeor Inc., a spinoff pharmaceutical company from Cornell University. From January 2008 to January 2010, Dr. Traversa was a partner at Ardana Capital. Dr. Traversa has over 28 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta, Isaly and Mehta Partners, ING Barings, Merlin BioMed and Rx Capital. Dr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS (Central Nervous System) team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Dr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy, now part of Pfizer. Dr. Traversa is also a board member of Actinium Pharmaceuticals, Inc. and previously served as interim CEO and CFO of Actinium. Dr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business. As Chief Executive Officer of the Company, Dr. Traversa is the most senior executive of the Company and as such provides our Board of Directors with the greatest insight into the Company’s business and the challenges and material risks it faces. That Dr. Traversa has more than 28 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Traversa should serve as Chief Executive Officer and Director of the Company.

Douglas Beck, CPA has been our Chief Financial Officer since December 2013. Mr. Beck brings extensive previous experience in corporate management as chief financial officer of public companies, including two biopharmaceutical companies. From May 2011 to February 2013, Mr. Beck served as chief financial officer at iBio Inc. (NYSE AMEX:IBIO). Previously, in 2005 he was appointed chief financial officer of Lev Pharmaceuticals, Inc., also a publicly traded company, where he headed financial planning, financial reporting and accounting. At Lev, he was part of the executive team and was instrumental in the successful sale of the company to ViroPharma Incorporated for $618 million in cash and stock. He was employed at various times as an independent consultant. Mr. Beck serves on the SEC Practice Committee and the Chief Financial Officers Committee for the New York State Society of CPAs. Mr. Beck holds a B.S. from the Fairleigh Dickinson University.

Richard M. Mangano, Ph.D, has been our Chief Scientific Officer since October 2015. Dr. Mangano joined the Company in May 2014 as our Senior Vice President of Clinical Development. Dr. Mangano has extensive experience leading global R&D programs in both large and small pharmaceutical companies including positions in discovery and clinical research at Hoffmann-La Roche, Lederle Laboratories, Wyeth Research and Adolor Corporation. He served as acting Therapeutic Area Director for Neuroscience at Wyeth before joining Adolor where he was Vice President of Clinical Research and Development from August 2008 to June 2013. Dr. Mangano’s expertise includes multiple IND/CTC submissions and NDA/MAA approvals in psychiatry, neurology and gastrointestinal therapeutic areas. Since June 2011, Dr. Mangano has been an adjunct professor in the Department of Pharmacology and Physiology at the Drexel University School of Medicine. He lectures in the Drug Discovery and Development

Program and in the Psychiatry Department’s Resident Training Program. He has authored 30 peer reviewed publications and over 120 abstracts and presentations. Dr. Mangano holds a B.S. degree in Chemistry from Iona College and a Ph.D degree in Biochemistry from Fordham University. Prior to joining the pharmaceutical industry, he was a research faculty member of the Maryland Psychiatric Research Institute at the University of Maryland School of Medicine.

Lisa Nolan, Ph.D, has been our Chief Business Officer since October 2015. Dr. Nolan joined the Company in April 2015 as Senior Vice President of Business Development. Dr. Nolan has worked in the pharmaceutical industry in the United States and internationally for over 25 years and held senior-level business development and strategic marketing roles in specialty and large pharma companies. Prior to joining Relmada, Dr. Nolan ran a successful consultancy business from March 2010 to April 2015 focused on growth strategies and business development for mid-size and early-stage public and private, specialty pharma companies. From Jan 2007 to Feb 2010, Dr. Nolan was CBO for Topigen Pharmaceuticals and led the sale to Pharmaxis in 2010. From Oct 1999 to Sep 2006, she was Vice President of Business Development and Strategic Marketing at Skyepharma where she gained extensive experience in the development and commercialization of 505(b)(2) products. She also held the positions of Vice President Business Development and Strategic Planning at West Pharmaceutical Services and Head of Strategic Marketing at Elan Pharmaceuticals. Dr. Nolan spent her early career at Zeneca Pharmaceuticals initially in clinical research and later in a number of marketing and commercial roles. She has extensive experience in licensing and acquisitions and has led and completed over 30 partnering transactions. She has a B.Sc and M.Sc in Pharmacy and Ph.D in Clinical Pharmacology from Trinity College, Dublin.

Board of Directors

Charles J. Casamento has been our director since July 2015 and serves as Chairman of the Audit Committee. Since 2007, Mr. Casamento has been Executive Director and Principal of The Sage Group, a health care advisory group specializing in business development strategies and transactions. Prior to The Sage Group, he was President and chief executive officer of Osteologix from October 2004 until April 2007. Originally a private Venture Captial, or VC, funded company in Copenhagen, Denmark which had discovered a new drug for the treatment of osteoporosis, Mr. Casamento commenced operations and initiated clinical trials in the United States, completed a financing with Rodman & Renshaw and Roth Capital Partners and took the company public through a merger with a public shell company. The product was eventually acquired by Servier Laboratories, a major French pharmaceutical company. Osteologix was Mr. Casamento’s fifth startup company, all of which were successfully taken public during his tenure, either through initial public offerings or through reverse mergers.

Mr. Casamento was Senior Vice President & General Manager for Pharmaceuticals and Biochemicals at Genzyme Corporation. He joined Genzyme in 1985, while it was an early stage venture backed company and was there during the time Genzyme was taken public. In 2011 Genzyme was acquired by Sanofi S.A. for an estimated $20 billion. In 1989, he co-founded and later took public, Interneuron Pharmaceuticals (Indevus) which eventually reached a $1.6 billion market valuation after a weight loss product that was developed during his tenure was approved by the U.S. Food and Drug Administration. Indevus was acquired in 2009 by Endo International for nearly $1 billion. In 1993, Mr. Casamento joined RiboGene Inc. as Chairman, President and Chief Executive Officer. He took the company public and completed several major corporate collaborations and R&D collaboration agreements, as well as a merger with a public corporation in 1998 to form Questcor Pharmaceuticals, where he was Chairman, Chief Executive Officer and President until August 2004. He acquired Acthar, a product for West syndrome and multiple sclerosis, for a $100,000 cash payment plus a 1% royalty. Questcor was acquired by Mallinckrodt in 2014 at a valuation of $6 billion and Acthar had revenue at a run rate of $1 billion in 2014.

Prior to joining Genzyme in 1985, Mr. Casamento held a number of marketing, sales, finance and business development positions with Novartis, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation where he was Vice President of Business Development and Strategic Planning for the Critical Care Division from January 1983 until May 1985. During his career he has completed well over 100 major business development/M&A deals which had the effect of enhancing and expediting the growth and development of his businesses. He took four biotechnology companies public and secured public and VC financing for five biotechnology companies.

Mr. Casamento is a Director and Board member at KineMed and International Stem Cell Corporation. During his career he has served on the boards of nine public companies. Mr. Casamento also served as Chairman of the Audit

Committee of Astex Pharmaceuticals and is a Sarbanes-Oxley defined financial expert. He is a member of the Fordham University Science Council and has been a guest lecturer at Fordham University. He was previously Vice Chairman of the Catholic Medical Mission Board, a large not for profit organization providing health care services to third world countries. A graduate of Fordham University in New York City and Iona College in New Rochelle, New York. Mr. Casamento has a degree in Pharmacy and an MBA. That Mr. Casamento brings over 35 years of biotechnology and financial experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Casamento should serve as a director.

Sandesh Seth, MS, MBA, has been our director since October 2012 and served as our Lead Director since January 2014. Mr. Seth was appointed as the Chairman of the Board in July 2015. Mr. Seth was the Head of Healthcare Investment Banking at Laidlaw & Company (UK) Ltd. until July 2015. He has over 20 years of experience which includes prior investment banking at Cowen & Co., equity research at Bear Stearns and Commonwealth Associates and in the pharmaceutical industry at Pfizer, Warner-Lambert and SmithKline Beecham in strategic planning, business development and R&D project management respectively. Mr. Seth’s financial services experience includes over 100 completed transactions in which greater than $5 billion in capital was raised. Transactions included venture investments, private placements, initial public offering, follow-on offering, private investment in public equity and convertible and high-yield debt. Mr. Seth was also involved with various strategic initiatives such as mergers and acquisitions, leveraged and management buy-outs and licensing and joint ventures, including the $100 billion merger of Pfizer and Warner-Lambert and the $20 billion merger of Pharmacia & Upjohn with Monsanto. Mr. Seth is also the executive chairman and chairman of the board of Actinium Pharmaceuticals, Inc. Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with United States FDA regulations. He also holds the following Securities Industry Licenses: Series 7, 79 and 63. That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Shreeram Agharkar, PhD, has been our director since February 2014 and has been a member of our Audit Committee and chairman of our Compensation Committee since July 2015. Mr. Agharkar is the former Vice President, Deputy Head, Global Chemistry, Manufacturing & Control (GCMC) and Scientific Affairs at Sanofi, where he represented Global CMC development on several corporate R&D committees, provided CMC related scientific and strategic advice to R&D teams, reviewed and approved for Global registration scientific content of all CMC dossiers, co-chaired alliance partnership projects and Chaired GCMC portfolio reviews. He joined Sanofi from Aventis as a result of their merger. At Aventis he served as Vice President and Head of Global Pharmaceutical Development. Prior to this, he served as Executive Director of Pharmaceutics R&D for Bristol-Myers Squibb Company. Earlier in his career, Dr. Agharkar served as the Senior Section Leader of Sterile Products Formulation R&D for Schering-Plough and as a Research Pharmacist for Parenteral Products Formulation R&D at Abbott Labs. Dr. Agharkar has 40 years of experience in the pharmaceutical industry and has served in various key positions building extensive experience in all aspects of biopharmaceutical product development, R&D, CMC functions and management functions. Under his leadership and direction, over 30 pharmaceutical products were developed and approved. He is a former member of the American Association of Pharmaceutical Scientists the Parenteral Drug Association the Drug Information Association of and the PhRMA’s Pharmaceutical Development Committee. Dr. Agharkar has a B.S., Tech. Pharm./Chem. from Bombay University, India, a M.S., in Pharmaceutics from Columbia University in New York and a PhD. in Pharmaceutics from the University of Kansas. That Dr. Agharkar brings over 40 years of pharmaceutical experience to our Board, having served in various pharmaceutical executive-level positions over the course of his career, and that Dr. Agharkar has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Dr. Agharkar should serve as a director.

Maged Shenouda, R.Ph, MBA, has been our director since November 2015. Mr. Shenouda is also a member of the Audit Committee. Mr. Shenouda has over 25 years of biotechnology and equity research experience. Most recently, Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. From January 2012 to September 2013, Mr. Shenouda was the managing Director, Head of East

Coast Operations, at Blueprint Life Science Group. Prior to that, he spent the bulk of his career as an equity analyst. From June 2010 to November 2011, Mr. Shenouda was the Managing Director, Senior Biotechnology Analyst, at Stifel Nicolaus. He also held senior level positions at UBS and JP Morgan, covering a broad range of small and large capitalization biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. Mr. Shenouda also currently serves as an Independent Director for Protea Biosciences and AzurRx Biopharma. He earned a B.S. in Pharmacy from St. John’s University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management. That Mr. Shenouda brings over 25 years of biotechnology and equity research experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Shenouda has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Shenouda should serve as a director.

Paul Kelly has been a director of the Company since November 2015. Mr. Kelly is also a member of the Compensation Committee. Mr. Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for the past twenty years. He began as an equity analyst at Mabon Securities in 1993, and served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune magazine All Star Analyst team in 2000. Subsequently, since 2007 Mr. Kelly has engaged in consulting for both private and public biotechnology companies and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly has advised Spring Bank Pharmaceuticals, Inc. and VisionGate, Inc. Mr. Kelly holds an A.B. in Biochemistry from Brown University, from which he was graduated magna cum laude, Sigma Xi and Phi Beta Kappa. He attended the University of Rochester School of Medicine and received an MBA in Finance from the William E. Simon School at the University of Rochester. That Mr. Kelly brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Kelly should serve as a director.

EXECUTIVE COMPENSATION

The following discussion provides compensation information under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Compensation Committee of the Board of Directors administers the compensation program for the executive officers. The Compensation Committee of Board of Directors is responsible for reviewing our compensation and employee benefit policies. The Compensation Committee reviews and approves compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee reviews and acts upon proposals by non-interested management to determine the compensation to other executive officers. The Board of Directors, among other things, reviews employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus and equity in the Company.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal year ended June 30, 2015, the six month period ended June 30, 2014 and for the fiscal year ended December 31, 2013 for our executive officers:

Name/Position	Year	Salary	Bonus	Stock Award(6)	Option Awards(6)	Total
Sergio Traversa, PharmD, MBA(1)	June 30, 2015	$333,490	$103,950	$—	$408,585	$846,025
CEO and Director	June 30, 2014	132,501	50,000	—	—	182,051
	December 31, 2013	222,503	75,000	—	359,051	656,554

Douglas Beck, CPA(2)	June 30, 2015	$200,000	$20,000	$—	$45,398	$265,398
Chief Financial Officer	June 30, 2014	100,000	40,000	—	—	140,000
	December 2013	16,667	—	—	181,391	198,058

Eliseo Salinas, MD, MSc,(3)	June 30, 2015	$441,319	$131,541	$—	$408,585	$981,445
Former President and Chief Scientific Officer	June 30, 2014	167,468	100,000	—	937,631	1,205,099

Richard Mangano PhD(4)	June 30, 2015	$320,000	$55,000	$—	$54,478	$429,478
	June 30, 2014	32,821	—	—	178,674	211,495

Elizabeth Nolan PhD(5)	June 30, 2015	$71,731		$399,000	$427,745	$898,476

____________

(1)      Hired as Chief Executive Officer on April 18, 2012 and in May 2014 Mr. Traversa’s base salary was increased from $250,000 to $300,000 per year. Subsequently, the Board of Directors increased Mr. Traversa’s base salary by $30,000 and $9,900 in July 2014 and February 2015, respectively. Mr. Traversa was awarded a $50,000 bonus for the six months ended June 30, 2014 and $75,000 bonus for the year ended December 31, 2013 for obtaining certain milestones pursuant to his employment agreement with the Company. Mr. Traversa was awarded a discretionary bonus of $103,950 based upon his calendar 2014 year performance for the year ended June 30, 2015.

(2)      Hired as Chief Financial Officer on December 2, 2013. Amount reflected does not include $16,667 that was paid to Mr. Beck as a consultant in November 2013. In May 2014, Mr. Beck was awarded a total bonus of $40,000 for the six months ended June 30, 2014 for obtaining certain milestones pursuant to his offer letter with the Company. Mr. Beck was awarded a bonus of $20,000 during the fiscal year ended June 30, 2015 based upon his calendar 2014 year performance.

(3)      Hired as President and Chief Scientific Officer on February 24, 2014. Mr. Salinas was awarded a $50,000 bonus for obtaining certain milestones pursuant to his offer letter with the Company. Mr. Salinas received a $50,000 signing bonus. Mr. Salinas was awarded a discretionary bonus of $131,541 during the fiscal year ended June 30, 2015, based upon his calendar 2014 year performance. Mr. Salinas voluntarily resigned on May 20, 2015.

(4)      Hired as Senior Vice President of Clinical Development on May 26, 2014. On October 5, 2015, Mr. Mangano was promoted to Chief Scientific Officer.

(5)      Hired as Senior Vice President of Business Development on April 6, 2014. On October 5, 2015, Ms. Nolan was promoted to Chief Business Officer. Excludes value of restricted stock award

(6)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules under Accounting Standards Codification Topic 718.

Employment Agreements

Compensatory Plan with Sergio Traversa, PharmD, MBA (Principal Executive Officer)

Effective August 5, 2015, the Company and Mr. Traversa entered into an amended and restated agreement (the “Employment Agreement”) to employ Mr. Traversa as the Company’s Chief Executive Officer. The term of the Employment Agreement is three years provided that Mr. Traversa’s employment with the Company will be on an “at will” basis, meaning that either Mr. Traversa or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in the Employment Agreement.

Salary

•         Mr. Traversa’s initial base annual salary is $339,900. Upon the six month anniversary of the effective date, the Board of Directors will review his base salary, with the help of an independent compensation consultant, to adjust the base salary so as to be competitively aligned to a range between the 25th (twenty-fifth) and 75th (seventy-fifth) percentile of the relevant market data of chief executive officer positions of similarly situated publicly traded biotechnology companies.

Bonus

•         Mr. Traversa shall be entitled to participate in an executive bonus program, which shall be established by the Board of Directors pursuant to which the Board of Directors shall award bonuses to Mr. Traversa, based upon the achievement of written individual and corporate objectives such as the Board of Directors shall determine. Upon the attainment of such performance objectives, in addition to base salary, Mr. Traversa shall be entitled to a cash bonus in an amount to be determined by the Board of Directors with a target of forty percent (40%) of the base salary.

Options

•         During the term of the agreement, Mr. Traversa may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to board approval.

Termination

•         Termination for death or disability or cause. In the event that employment is terminated because of death or disability, the Company’s only obligation to Mr. Traversa shall be to pay earned, but unpaid, base salary (as of the date of termination) and provide to Mr. Traversa, if eligible, with the option to elect health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided that upon termination of employment due to death, Mr. Traversa’s estate also shall be entitled to receive a single lump sum payment equal to three (3) months of base salary, payable within 30 days of his death. Upon termination of employment for cause (as defined in the Employment Agreement), Mr. Traversa shall be paid any accrued and unpaid base salary and benefits through the date of termination and shall have no further rights to any compensation or any other benefits under the agreement or otherwise.

•         Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). If the Company terminates employment other than for cause or if he resigns for Good Reason (as defined in the Employment Agreement), Mr. Traversa shall be entitled to (i) a single lump sum payment equal to 24-months of compensation (at the rate in effect as of the date of termination), (ii) continued health benefits for the 24-month period beginning on the date of termination and (iii) all outstanding equity awards granted under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target.”

•         Change in Control. If the Company terminates employment other than for cause or if Mr. Traversa resigns for Good Reason (as defined in the Employment Agreement), in any case during the 12-month period beginning on the date of a Change in Control (as defined in the 2014 Stock Option and Equity Incentive Plan, as amended), Mr. Traversa shall be entitled to (i) a single lump sum payment equal to thirty (30) months of his compensation (at the rate in effect as of the date of termination) and (ii) continued health benefits for the 30-month period beginning on the date of termination, (iii) all outstanding equity awards granted to Mr. Traversa under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target.”

Non-Solicitation

•         Mr. Traversa agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Mr. Traversa shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Mr. Traversa shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Indemnification

•         Mr. Traversa entered into an Indemnification Agreement with the Company whereby the Company agreed to indemnify Mr. Traversa in certain situations.

Compensatory Plan with Douglas Beck, CPA (Principal Financial and Accounting Officer)

On August 5, 2015, the Company and Douglas Beck, CPA entered into an amended and restated agreement to employ Mr. Beck as the Company’s Chief Financial Officer. The term of the agreement is one year. The employment term shall be automatically extended for successive one-year periods thereafter, unless, no later than 60 days prior to the expiration of the initial employment term, or any successive one-year renewal term, either party shall provide to the other party written notice of its or his desire not to extend the employment term. Mr. Beck’s employment with the Company will be on an “at will” basis, meaning that either Mr. Beck or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his employment agreement.

Salary

•         Mr. Beck’s initial base annual salary is $200,000. Annually, the Board of Directors will review Mr. Beck’s base salary, with the help of an independent compensation consultant, to adjust his base salary so as to be competitively aligned to a range between the 25th (twenty-fifth) and 75th (seventy-fifth) percentile of the relevant market data of chief financial officer positions of similarly situated publicly traded biotechnology companies.

Bonus

•         Mr. Beck shall be entitled to participate in an executive bonus program, which shall be established by the Board of Directors pursuant to which the Board of Directors shall award bonuses to Mr. Beck, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Mr. Beck shall be entitled to a cash bonus in an amount to be determined by the board with a target of thirty-five percent (35%) of the base salary.

Options

•         During the term of the agreement, Mr. Beck may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to board approval.

Termination

•         Termination for death or disability or cause. In the event that employment is terminated because of death or disability, the Company’s only obligation to Mr. Beck shall be to pay earned, but unpaid, base salary (as of the date of termination) and provide to Mr. Beck, if eligible, with the option to elect health coverage under COBRA; provided that upon termination of employment due to death, Mr. Beck’s estate also shall be entitled to receive a single lump sum payment equal to three (3) months of base salary, payable within 30 days of his death. Upon termination of employment for cause (as defined in his agreement) Mr. Beck shall be paid any accrued and unpaid base salary and benefits through the date of termination and shall have no further rights to any compensation or any other benefits under the agreement or otherwise.

•         Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). If the Company terminates employment other than for cause or if he resigns for Good Reason (as defined in his employment agreement), Mr. Beck shall be entitled to (i) a single lump sum payment equal to 6 months of base salary (at the rate in effect as of the date of termination) (ii) continued health benefits for the 12-month period beginning on the date of termination, and (iii) all outstanding equity awards granted under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target.”

•         Change in Control. If the Company terminates employment other than for cause or if Mr. Beck resigns for Good Reason (as defined in his employment agreement), in any case during the 12-month period beginning on the date of a Change in Control (as defined in the 2014 Stock Option and Equity Incentive Plan, as amended), Mr. Beck shall be entitled to (i) a single lump sum payment equal to 12 months of his compensation (at the rate in effect as of the date of termination), (ii) continued health benefits for the 12-month period beginning on the date of termination, (iii) all outstanding equity awards granted to Mr. Beck under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target.”

Non-Solicitation

•         Mr. Beck agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Mr. Beck shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Mr. Beck shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Indemnification

•         Mr. Beck entered into an Indemnification Agreement with the Company on the effective date of his employment agreement whereby the Company agreed to indemnify Mr. Beck in certain situations.

Compensatory Plan with Richard Mangano, PhD (Chief Scientific Officer)

On May 21, 2014, the Company and Richard Mangano, PhD entered into an employment agreement to employ Dr. Mangano as the Company’s Senior Vice President of Clinical Development. In October 2015, Dr. Mangano was named the Company’s Chief Scientific Officer. Dr Mangano’s employment with the Company is on on an “at will” basis, meaning that either Dr. Mangano or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his employment agreement.

Salary

•         Dr. Mangano’s initial base annual salary was $320,000.

Bonus

•         Dr. Mangano’s is entitled to participate in an executive bonus program pursuant to which the Board of Directors may award bonuses to Dr. Mangano, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Dr. Mangano shall be entitled to a cash bonus in an amount to be determined by the board with a target of 30% of the base salary.

Options

•         Dr. Mangano received an initial stock option grant of 50,000 options. The options and restricted stock vest over a four year period, 25% after one year and 6.25% per quarter over the next three years.

Termination

•         Termination for cause. Upon termination of employment for cause Dr. Mangano shall be paid any accrued and salary, bonuses, incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, all to the date of termination.

•         Termination of Employment Other Than for Cause, Including Change In Control. If the Company terminates employment other than for cause, including a change in control (as defined in the agreement), Dr. Mangano shall be entitled to (i) all accrued salary, bonuses and incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, (ii) 6 months of base salary (at the rate in effect as of the date of termination), and (iii) the right to participate in all Company employee benefit plans for a period of 6 months.

Non-Solicitation

•         Dr. Mangano agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Dr. Mangano shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Dr. Mangano shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, fipe, corporation, institution or other entity in competition with the business of the Company.

Compensatory Plan with Lisa Nolan, PhD (Chief Business Officer)

On March 19, 2015, the Company and Lisa Nolan, PhD entered into an employment agreement to employ Dr. Nolan as the Company’s Senior Vice President of Business development. In October 2015, Dr. Nolan was named the Company’s Chief Business Officer. Dr Nolan’s employment with the Company is on an “at will” basis, meaning that either Dr. Mangano or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his employment agreement.

Salary

•         Dr. Nolan’s base annual salary is $325,000.

Bonus

•         Dr. Nolan’s is entitled to participate in an executive bonus program pursuant to which the Board of Directors may award bonuses to Dr. Nolan, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Dr. Nolan shall be entitled to a cash bonus in an amount to be determined by the board with a target of 35% of the base salary.

Options/Restricted stock

•         Dr. Nolan received an initial stock option grant of 50,000 options and 30,000 shares of restricted stock. The options and restricted stock vest over a four year period, 25% after one year and 6.25% per quarter over the next three years.

Termination

•         Termination for cause. Upon termination of employment for cause Dr. Nolan shall be paid any accrued and salary, bonuses, incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, all to the date of termination.

•         Termination of Employment Other Than for Cause. If the Company terminates employment other than for cause, Dr. Nolan shall be entitled to all accrued salary, bonuses and incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay.

Non-Solicitation

•         Dr. Nolan agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Dr. Nolan shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Dr. Nolan not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Equity Compensation Plan Information

The Company has established the 2014 Stock Option and Equity Incentive Plan, as amended, which allows for the granting of common stock awards, stock appreciation rights and incentive and nonqualified stock options to purchase shares of the Company’s common stock to designated employees, non-employee directors and consultants and advisors. As of June 30, 2015, no stock appreciation rights had been issued. Stock options are exercisable generally for a period of 10 years from the date of grant and generally vest over four years. As of June 30, 2015, 740,138 shares were available for future grants under the Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of June 30, 2015.

	Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested() ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Sergio Traversa, PharmD, MBA	103,813	31,779	—	4.00	07/11/2022	—	—	—	—

Sergio Traversa, PharmD, MBA	76,977	56,173	—	4.00	09/30/2023	—	—	—	—

Sergio Traversa, PharmD, MBA	2,813	42,187	—	13.50	02/23/2025	—	—	—	—

Douglas Beck, CPA	25,065	41,775	—	4.00	12/02/2023	—	—	—	—

Douglas Beck, CPA	313	4,687	—	13.50	02/23/2025	—	—	—	—

Richard Mangano, PhD	12,500	37,500	—	7.50	05/26/2024	—	—	—	—

Richard Mangano, PhD	375	5,625	—	13.50	02/23/2025	—	—	—	—

Elizabeth Nolan, PhD	—	50,000	—	13.50	04/06/2025	—	—	—	—

Elizabeth Nolan, PhD	—	—	—	—	—	30,000	$60,900	—	—

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our Company’s best interests.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was November 18, 2015 and (ii) the stock price was $3.06, which was the closing market price of our common stock on November 18, 2015.

Name	Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). ($)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Sergio Traversa, PharmD, MBA
Cash Payment	$951,823	(1)	$1,178,381	(1)
Acceleration of Options	$—		$—	(2)
Total Cash and Benefits	$951,823		$1,178,381

Douglas Beck, CPA
Cash Payment	$137,480	(1)	$260,683	(1)
Acceleration of Options	—		$—	(2)
Total Cash and Benefits	$137,480		$260,683

____________

(1)       Includes severance payment and accrued and unused vacation time as of September 30, 2015.

(2)       Determined by taking excess of the fair market value of our common stock on November 18, 2015, less the exercise price of each accelerated option.

For each of our executive officers, in their employment agreements the term “change of control” means:

(i)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)      the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board of Directors (the “Effective Date”), constitute the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board of Directors was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board of Directors;

(iii)     the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)     the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an award held by a particular participant, any acquisition by the participant or any group of persons including the participant (or any entity controlled by the participant or any group of persons including the participant); or

(v)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such business combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding company voting securities that were outstanding immediately prior to such business combination (or, if applicable, is represented by shares into which the outstanding company voting securities were converted pursuant to such business combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the business combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the Board of Directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the business combination were board members at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such business combination

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

PRINCIPAL STOCKHOLDERS

The following table shows the pro forma beneficial ownership of our common stock as of November 18, 2015. The table shows the common stock holdings of (i) each person known to us to be the beneficial owner of at least five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of November 18, 2015 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages in the table below are based on 11,592,278 outstanding shares of common stock as of November 18, 2015. Unless otherwise indicated, the principal mailing address of each of the persons below is c/o Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York, New York 10017. The Company’s executive office is located at 757 Third Avenue, Suite 2018 Avenue, New York, New York 10017.

5% Stockholders	Number of Common Shares Beneficially Owned	Percentage Ownership
Laidlaw & Company (UK) Ltd.(1)
546 5th Avenue, 5th Floor New York, NY 10036	1,129,805	9.6%

Southern Biotech, Inc.(2)
555 South Federal Highway #450 Boca Raton, FL 33432	787,360	6.8%

Sergio Traversa, PharmD, MBA
Director and Chief Executive Officer(3)	320,323	2.7%

Douglas Beck, CPA,
Chief Financial Officer(4)	34,359	*

Charles J. Casamento(5)
Director	0	*

Shreeram Agharkar, Ph.D(6)
Director	4,259	*

Sandesh Seth, MS, MBA(7)
Chairman of the Board	103,258	*

Paul Kelly(8)
Director	0	*

Maged Shenouda, R.Ph, MBA(9)
Director	0	*

Richard Mangano, PhD
Chief Scientific Officer(10)	19,875	*

Lisa Nolan, PhD
Chief Business Officer(11)	0	*

All Directors and Executive Officers	526,333	4.4%

____________

*         Below 1% ownership.

(1)      Consists of 907,312 shares of common stock and warrants exercisable for 222,493 shares of common stock beneficially owned by each of Matthew D. Eitner and James P. Ahern. Each of the foregoing has shared voting power and shared dispositive power with respect to the shares. For the number of shares beneficially held, we have relied solely on information supplied by the reporting persons on a Schedule 13D/A filed with the SEC on November 5, 2015. The percentage ownership is based on the 11,592,278 shares of outstanding common stock on  November 18, 2015 and taking into account the 222,493 shares issuable upon the exercise of the warrants.

(2)      The beneficial owner of the common shares are held by Barry Honig on behalf of Southern Biotech, Inc. Based on Schedule 13G filed July 1, 2014 and reflecting stock split that occurred on August 12, 2015.

(3)      Excludes unvested options of 80,251 that have an exercise price of $4.00 per share. The options vest 25% at the date of grant and the remaining 75% of the options shall vest in equal quarterly increments over the next four (4) years. As of November 18, 2015, 212,342 options were vested that have an exercise price of $4.00 per share. Excludes unvested options of 36,562 that have an exercise price of $13.50 per share. The options vest shall vest in equal quarterly increments over the next four (4) years. As of November 18, 2015, 8,438 options were vested that have an exercise price of $13.50 per share. Includes 68,782 common shares that were received from the Medeor transactions. Includes 30,761 common shares that were granted pursuant to his employment contract.

(4)      Excludes unvested options to purchase 33,419 shares of common stock at an exercise price of $4.00 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of employment with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years. It includes options to purchase 33,421 common shares of stock at $4.00 per share. Excludes options to purchase 4,062 shares of common stock at an exercise price of $13.50 per share. 25% of the options shall vest quarterly over four years. It includes options to purchase 938 common shares of stock at $13.50 per share.

(5)      Excludes unvested options to purchase 25,765 shares of common stock at an exercise price of $8.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of employment with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years.

(6)      Excludes unvested options to purchase 5,474 shares of common stock at an exercise price of $7.50 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the first anniversary of the grant date. The remaining 75% of the options shall thereafter vest each quarter over the next three years. It includes options to purchase 4,259 common shares of stock at $7.50 per share vested as of November 3, 2015.

(7)      Excludes unvested options to purchase 5,474 shares of common stock at an exercise price of $7.50 per share. The vesting schedule is according to the Relmada’s 2014 Stock Option and Equity Incentive Plan as amended, wherein 25% of the options shall vest upon the first anniversary of the grant date. The remaining 75% of the options shall thereafter vest each quarter over the next three years. It includes options to purchase 4,259 common shares of stock at $7.50 per share vested as of November 3, 2015. Also includes warrants to purchase 39,418 shares of stock that has an exercise price of $4.00 per shares that was issued by (i) the Placement Agent or its affiliates in connection with the following offering consummated by Relmada: an offering that closed on September 30, 2013, (ii) Medeor merger that closed on December 31, 2013, and (iii) May 2014 and June 2014 equity offering. Includes warrants to purchase 7,931 to purchase common stock from the Medeor transaction that closed on December 31, 2013 that has an exercise price of $5.50 per share. Includes warrants to purchase 51,650 shares of common stock from the May and June 2014 equity offering that has an exercise price of $7.50 per share. Excludes warrants issued to direct or indirect affiliates of Mr. Seth to purchase an aggregate of 587,708 shares of common stock of the Company at par value per share, exercisable on a cashless basis as the warrants are not exercisable upon less that 90 days notice. The holder may waive the 90 day exercise notice requirement by giving 65 days notice if such waiver.

(8)      Excludes unvested options to purchase 25,765 shares of common stock at an exercise price of $3.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of employment with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years.

(9)      Excludes unvested options to purchase 25,765 shares of common stock at an exercise price of $3.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of employment with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years.

(10)   Excludes unvested options to purchase 31,250 shares of common stock at an exercise price of $7.50 per share. A total of 25% of the options vest upon the first anniversary of the grant date.  The remaining 75% of the options then vest at 6.25% per quarter over the next three years. As of November 18, 2015, 18,750 options were vested.  Excludes unvested options to purchase 4,875 shares of common stock at an exercise price of $13.50 per share. A total of 25% of the options vest upon the first anniversary of the grant date. The remaining 75% of the options then vest at 6.25% per quarter over the next three years.  As of November 18, 2015, 1,125 options were vested.

(11)   Excludes unvested options to purchase 50,000 shares of common stock at an exercise price of $13.50 per share. A total of 25% of the options vest upon the first anniversary of the grant date. The remaining 75% of the options then vest at 6.25% per quarter over the next three years. As of November 18, 2015, no options were vested. Excludes unvested restricted stock to purchase 30,000 shares of common stock at an exercise price of $13.50 per share. A total of 25% of the restricted vest upon the first anniversary of the grant date. The remaining 75% of the restricted then vest at 6.25% per quarter over the next three years. As of November 18, 2015, no shares of restricted stock were vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Medeor

On October 24, 2013, Relmada entered into an engagement agreement which was amended December 19, 2013 with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) of which Mr. Seth, a director of the Company, was the former Head of Healthcare Investment Banking, to advise on the merger of Medeor Inc. (“Medeor”). In consideration for its services, the Placement Agent was eligible to receive (a) a cash success fee equal to $200,000 less $50,000 for fairness opinion and (b) a $50,000 activation fee. The Placement Agent or its designees also received five-year warrants to purchase 400,000 shares of Relmada common stock. As a result of the share exchange, these warrants were exchanged for a five-year warrant to purchase 40,000 shares of the Company’s common stock at a price of $5.50 per share. In April 2012, Relmada entered into a license agreement with Medeor and issued 3,578 shares of stock for the license agreement. On December 31, 2013, Relmada entered into a Merger Agreement with Medeor. This transaction occurred by the exchange of Medeor’s shares, for Relmada’s common stock. Following the transaction, the corporate existence of Medeor ceased and Relmada continued as the surviving corporation under Delaware law (the “Merger”). In connection with the Merger, each share of common stock of Medeor was converted into the right to receive a pro rata share of Relmada’s common stock based upon an exchange ratio.

As a result of this transaction, Medeor stockholders, which included Sergio Traversa, PharmD, MBA, CEO of the Company, Cornell University, and several other persons, obtained equity ownership in the Company. As of December 31, 2013, Relmada issued 500,000, shares of common stock in exchange for all the outstanding stock of Medeor whose only asset was a research and development project. As a result of the transactions with Medeor, our CEO received 68,782 shares of common stock of Relmada.

Placement Agent

On December 6, 2011, Relmada entered into an engagement agreement with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) for its Series A preferred stock and notes offering (collectively the “Financings”), of which Mr. Seth, a director of the Company was the former Head of Healthcare Investment Banking. The agreement was amended April 12, 2012 and February 25, 2013. Pursuant to the agreement, the Placement Agent was engaged on an exclusive basis for the Financings and as a financial advisor for assisting Relmada with the restructuring of its capitalization and negotiating the conversion of its outstanding debt obligations to enable a successful financing (the “Notes Conversion”). In consideration for its services, the Placement Agent received (a) an activation fee of $25,000 and a re-activation fee of $15,000, (b) a cash fee equal to 7% of the Notes Conversion and 10% of the gross proceeds raised in the Financings and (c) non-accountable expense reimbursement equal to 2% of the gross proceeds raised. In connection with the Series A preferred stock private placement, the Placement Agent or its designees also received seven-year warrants to purchase 250,000 shares of Relmada common stock at a price of $4.00 per share. As a result of the share exchange, these warrants were exchanged for a seven-year warrant to purchase 250,000 shares of the Company’s common stock at a price of $4.00 per share. In connection with the notes offering private placement, the Placement Agent or its designees also received seven-year warrants to purchase 281,250 shares of Relmada common stock at a price of $4.00 per share. As a result of the share exchange, these warrants were exchanged for a seven-year warrant to purchase 28,125 shares of the Company’s common stock at a price of $4.00 per share.

On February 18, 2014, Relmada entered into an engagement agreement with the Placement Agent for Relmada’s May 2014 Offering, of which Mr. Seth, a director of the Company was the former Head of Healthcare Investment Banking. We agreed to pay Placement Agent a cash commission in the amount of ten percent (10%) of the gross proceeds of the offering received from investors at a closing as well as a non-accountable expense reimbursement equal to two percent (2%) of the gross proceeds of the offering received from investors at a closing. The Placement Agent or its designees also received five-year warrants to purchase 501,703 shares of Relmada common stock at a price of $7.50 per share. As a result of the share exchange, these warrants were exchanged for a five-year warrant to purchase 501,703 shares of the Company’s common stock at a price of $7.50 per share. The Placement Agent was also entitled to the compensation set forth above as well for any cash exercise of Warrants within six (6) months of the final closing of the offering as well as a five percent (5%) solicitation fee for any Warrants exercised as a result of any redemption of any Warrants. If the Company elects to call the warrants, the Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the warrants.

On May 19, 2014, the Company entered into an engagement agreement with the Placement Agent for the Company’s May 2014 offering, of which Mr. Seth, a director of the Company was the former Head of Healthcare Investment Banking. We agreed to pay Placement Agent a cash commission in the amount of ten percent (10%) of the gross proceeds of the offering received from investors at a closing as well as a non-accountable expense reimbursement equal to two percent (2%) of the gross proceeds of the offering received from investors at a closing. The Placement Agent or its designees also received five-year warrants to purchase 356,486 shares of the Company’s common stock at a price of $7.50 per share. The Placement Agent shall also be entitled to the compensation set forth above as well for any cash exercise of Warrants within six (6) months of the final closing of the offering as well as a five percent (5%) solicitation fee for any Warrants exercised as a result of any redemption of any Warrants. If the Company elects to call the warrants, the Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the warrants. The Placement Agent received a financial advisory fee of $25,000 that commenced at the last closing on June 10, 2014. The Company extended the financial advisory agreement until it expired in May 2015.

Advisory Firm

On October 17, 2012 the Company entered into an advisory agreement with Jamess Capital Group, LLC (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Seth, a Director of the Company (“Advisory Firm”) to provide non-investment banking services related to: (a) recruiting key level personnel of the Company and negotiating their contracts; (b) advising Relmada on prioritizing its product development programs per strategic objectives and assisting with qualifying and retaining key consultants to assist with product development activities for its key pipeline drugs levorphanol and d-Methadone and if required other products as well; (c) assessing the state of Relmada’s financial records per US GAAP requirements, and; (d) assisting with the selection and oversight of appropriate financial, accounting and auditing professionals to prepare the financial records and reporting of the Company to public company standards; and advising Relmada on the structure and composition of its Board of Directors in order to qualify for a public listing and assisting with the recruiting and contract negotiations for at least two Board Members. The Advisory Firm was due a monthly fee of $12,500 and the agreement was terminated as of June 30, 2015. The Advisory Firm earned fully vested warrants to purchase common 1,731,157 shares of stock at an exercise price of $0.001 that expires in May 2021. The Advisory Firm was also eligible to be reimbursed upon the submission of proper documentation for ordinary and necessary out-of-pocket expenses not to exceed $5,000 per month. Jamess Capital Group, LLC has not requested to be reimbursed for any expenses. This agreement was terminated effective June 30, 2015.

On August 4, 2015, the Company also entered into an Advisory and Consulting Agreement (the “Consulting Agreement”) with Sandesh Seth, MS, MBA, the Company’s Chairman of the Board. The effective date of the Consulting Agreement is June 30, 2015. Mr. Seth has substantial experience in, among other matters, business development, corporate planning, corporate finance, strategic planning, investor relations and public relations, and an expansive network of connections spanning the biopharmaceutical industry, accounting, legal and corporate communications professions. Mr. Seth will provide advisory and consulting services to assist the Company with strategic advisory services, assist in prioritizing product development programs per strategic objectives, assist in recruiting of key personnel and directors, corporate planning, business development activities, corporate finance advice, and assist in investor and public relations services. In consideration for the services to be provided, the Company agrees to pay Mr. Seth $12,500 per month.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Effective as of November 18, 2015, the authorized number of members of the Board of Directors consists of six directors. Our Board of Directors recommends that Shreeram Agharkar, Ph.D and Maged Shenouda, R.Ph, MBA be elected as members of the Board of Directors at the annual meeting.

Pursuant to our articles of incorporation, as amended, our Board of Directors is divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Each of the nominees, if re-elected, will serve a three-year term as a director until the annual meeting of stockholders in 2018 or until his respective successor is duly elected and qualified or until the earlier of his death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve as a director if re-elected. The table below shows the term of each director under our amended articles of incorporation assuming the approval of this Proposal 1:

Director	Class	Term (from 2015 Annual Meeting)
Shreeram Agharkar, Ph.D	Class I	36 months
Maged Shenouda, R.Ph, MBA	Class I	36 months
Charles J. Casamento	Class II	12 months
Sergio Traversa, PharmD, MBA	Class II	12 months
Sandesh Seth, MS, MBA	Class III	24 months
Paul Kelly	Class III	24 months

Directors elected at each annual meeting of stockholders commencing in 2015 shall be elected for a three-year term.

Election of Class I Directors

The Board of Directors proposes the election of the following two individuals as Class I directors to serve on its Board of Directors for a term that continues for a three-year term or until their successors are duly elected. These nominees are current board members Shreeram Agharkar, Ph.MD and Maged Shenouda, R.Ph, MBA. Information regarding them is set forth above under the caption “DIRECTORS AND EXECUTIVE OFFICERS.” In the event either of the nominees is unable or unwilling to serve as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve.

The Board of Directors is responsible for supervision of the overall affairs of the Company.

There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC

The Board of Directors has appointed GBH CPAs, PC as our independent registered public accounting firm to audit our consolidated financial statements and our subsidiary for the fiscal year ending June 30, 2016. Representatives of GBH CPAs, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of GBH CPAs, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Vote Required

The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF
GBH CPAs, PC AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting of stockholders. If, however, other matters properly come before the annual meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Form 10-K for the fiscal year ended June 30, 2015 with the SEC. Stockholders may obtain, free of charge, a copy of the 2015 Form 10-K annual report by writing to us at Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York NY 10017, Attention: Michael Becker, Senior Vice President, Finance and Corporate Development, or from our website, www.relmada.com under the heading “Investor Relations” and the subheading “Company Financial Reports,” at www.proxyvote.com or at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York NY 10017, Attention: Michael Becker, Senior Vice President, Finance and Corporate Development, by email, mbecker@relmada.com, or by faxing a communication to (888) 228-5672.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2016 Proxy Statement.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report for the year ended June 30, 2015. Such report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such report includes our audited financial statements for the fiscal year ended June 30, 2015 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Relmada Therapeutics, Inc., 757 Third Avenue, Suite 2018, New York, NY, 10017. Please note that additional information can be obtained from our website at www.relmada.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

Appendix A

RELMADA THERAPEUTICS, INC.

AUDIT COMMITTEE CHARTER

I.        Purpose

The primary role of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Relmada Therapeutics, Inc., a Nevada corporation (the “Company”) is to assist the Board in fulfilling its oversight responsibilities related to:

(a)      the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements;

(b)     the surveillance of administration, disclosure and financial controls;

(c)      the Company’s compliance with legal and regulatory requirements;

(d)     the Company’s monitoring and enforcement of its Code of Ethical Conduct;

(e)      the qualifications and independence of any independent auditor of the Company; and

(f)      the performance of the Company’s internal audit function and the Company’s independent auditor(s).

The Committee shall also prepare the report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.       Composition

(a)      The Committee shall be comprised of at least three directors each of whom (i) is “independent” under the rules of the NASDAQ Stock Market, LLC (the “NASDAQ”), except as provided by NASDAQ Rule 4350(d), and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting fee, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the Committee shall be appointed by the Board upon the recommendation of a majority of the independent directors and may be removed by the Board in its discretion. All Committee members must be able to read and understand financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) at the time of their appointment. In addition, the Committee must have at least one committee member that meets the requirements of an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5)ii of Regulation S-K.

(b)     Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the NASDAQ rules, who does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a Member of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Exchange Act, and who is not a current officer or employee, or a spouse, parent, child, sibling, whether by blood, marriage or adoption, or a person who has the same residence as any current officer or employees may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such person’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement or Annual Report subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve up to two years and may not chair the Committee.

(c)      Members of the Committee shall be appointed by the Board and may be removed at the Board’s sole and absolute discretion. Members shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board or, if the Board does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

III.     Meetings

(a)      The Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee should have unrestricted access to and meet regularly with each of management, the principal internal auditor of the Company and the independent outside auditing firm to discuss any matters that the Committee or either of these groups believes should be discussed. In addition, the Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

(b)     The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting. The Committee shall keep minutes of each of its meetings and report its actions and any recommendations to the Board after each of the Committee’s meetings.

(c)      The Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s bylaws, unless otherwise stated in the bylaws or by resolution of the Board or the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

IV.     Relationship with Independent Auditing Firm

The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In this regard, the Committee shall have the sole authority to (i) appoint and retain, (ii) determine the funding for, and (iii) when appropriate, terminate the independent auditing firm, which shall report directly to the Committee. The Committee will be responsible for resolving any disputes between the independent auditing firms and the Company’s management.

V.      Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

(a)      Financial Reporting Processes and Documents/Reports Review

(i)            Evaluate annually the performance of the Committee and the adequacy of the Committee charter.

(ii)           Review and discuss with the independent auditor(s): (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditing firm’s activities or on access to requested information, and any significant disagreements with management; (B) any reports of the independent auditing firms with respect to interim periods, as deemed appropriate by the Committee; and (C) any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(iii)          Review and discuss with management and the independent auditor(s) the annual audited and quarterly unaudited financial statements of the Company, including (A) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical; and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(iv)          Obtain assurance from the independent auditor that it has reviewed the Company’s quarterly financial reports within the meaning of the procedures set forth in Statement on Auditing Standards No. 100 prior to the filing of the Company’s Form 10-Q for each quarter.

(v)           Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K and Form 10-Q.

(vi)          Review all press releases and publicly-distributed information containing financial or accounting information prior to dissemination.

(vii)         Review and discuss the adequacy of the Company’s internal controls, any significant deficiencies and material weaknesses in internal controls, and any significant changes in such controls with the Company’s independent auditors, internal auditors and management, and the adequacy of disclosures about changes in internal control over financial reporting.

(viii)        Review with the Company’s independent auditors, internal auditors and management the adequacy and effectiveness of the Company’s information management systems.

(ix)          Periodically review and discuss with the Company’s principal accounting officer the scope of the internal audit plan, results of the audits conducted by the Company’s internal finance team, inclusive of findings, recommendations, management’s response and any significant difficulties encountered during the course of the audit.

(x)           Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(xi)          Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial or Accounting Officer during their certification process for the Form 10-K and 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report, if required, prior to the filing of the Company’s Form 10-K.

(xii)         Review and timely discuss with management and the independent auditors any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company.

(xiii)        Discuss with management any matters (including Company risks) that could have a material impact on the Company’s financial statements.

(xiv)        Review and approve at least annually (or as otherwise needed) fees for audit, non-audit and legal fees for services rendered.

(xv)         Review and discuss with the independent auditors their report regarding

(A)          all critical accounting policies and practices to be used;

(B)          all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the principal independent auditors; and

(C)          other material written communications between the independent auditors and Company management, such as any management letter comments and schedule of unadjusted differences.

(xvi)        Review any material off-balance sheet transactions, arrangements and obligations (including contingent obligations) and any other relationships of the Company with unconsolidated entities that may have a current or future material effect on the Company’s financial statements.

(xvii)       Review with financial management and the independent auditing firm the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(xviii)      Discuss with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements.

(xix)        Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

(xx)         Meet at least annually with the Chief Financial or Accounting Officer and the independent auditor in separate executive sessions.

(b)     Independent Auditors

(i)            Approve in advance all auditing services and internal control-related services to be provided by the independent auditing firm, including any written engagement letter related thereto.

(ii)           Establish policies and procedures for the engagement of the independent auditing firm to provide permissible non-audit services, which shall require preapproval by the Committee of all permissible non-audit services to be provided by the independent auditing firm (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

(iii)          Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Exchange Act with respect to critical accounting policies and practices, alternative treatments of financial information within GAAP that have been discussed with management, and other material communications with management.

(iv)          Have the authority to grant preapproval of audit and non-audit services to be delegated to one or more designated members of the Committee who are independent directors. Any such delegation shall be presented to the full Committee at its next scheduled meeting.

(v)           Consider, at least annually, the independence of the independent auditing firm, including whether the independent auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a written report by the independent auditing firm describing any relationships between the independent auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the independent auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Committee’s conclusions with respect to the independence of the independent auditing firm.

(vi)          Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to such letter. Such review should include:

A.            any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

B.            any changes required in the planned scope of the internal audit; and

C.            the financial and accounting department responsibilities, budget and staffing.

(vii)         Review annually a report by the independent auditors describing: (A) the independent auditors’ internal quality-control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

(viii)        Ensure rotation of the audit partners as required by law, rule or regulation.

(ix)          Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors.

(x)           Establish policies for the hiring of employees and former employees of the independent auditing firm.

(c)      Independent Advisors

The Committee shall have the authority to retain such independent counsel, accountants, experts and other advisors as it determines appropriate to assist the Committee in the performance of its functions. The Committee shall have sole authority to approve related fees and retention terms and shall receive funding for these appointments and ordinary administrative expenses from the Company.

(d)     Oversight of the Company’s Internal Audit Function

(i)            Review the appointment and replacement of the Company’s principal accounting officers and internal auditing executive.

(ii)           Review the significant reports to management prepared by the internal finance/auditing department and management’s responses.

(iii)          Discuss with the independent auditor and management the internal finance/audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

(e)      Management Discussions

(i)            Review and discuss with management: (A) management’s financial risk assessment and risk management policies and (B) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(ii)           Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints regarding the Company’s financial statements or accounting policies.

(iii)          Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as recommended by management and the independent auditors.

(iv)          Review with management and the independent auditors, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

(v)           Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with GAAP, and, when applicable, the provisions for future occurrences that may have a material impact on the financial statements of the Company.

(vi)          Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

(vii)         Review annually the independent auditors’ letter of recommendations to management and management’s responses.

(viii)        Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issues.

(f)      Ethical and Legal Compliance

(i)            Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions, which refers to transactions required to be disclosed under Item 404 of Regulation S-K or such similar transactions as the Committee is required to review and approve under the rules of NASDAQ.

(ii)           Review and update periodically the Company’s Code of Ethical Conduct and ensure that management has established a system to enforce such Code of Ethical Conduct.

(iii)          Review and address any notifications regarding violations of the Company’s Code of Ethical Conduct.

(iv)          Establish procedures for the receipt, retention, treatment and communication to the Committee of complaints received by the Company regarding violations of Code of Ethical Conduct (including suspected fraud), accounting, internal accounting controls or auditing matters.

(v)           Review with the Company’s counsel any legal, tax or regulatory matter that could have a significant impact on the Company’s financial statements.

(vi)          Establish procedures for the confidential, anonymous submission by employees of concerns, including concerns regarding questionable accounting or auditing matters.

(vii)         Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not be implicated.

(viii)        Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

VI.     Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Further, it is not the duty of the Committee to conduct investigations or to ensure the Company and its employees comply with laws and regulations or the Company’s Code of Ethical Conduct.

VII.    Delegation of Authority

The Committee may delegate to one or more of its members the power and authority to undertake any matter that may properly be undertaken by the full Committee, except for those matters which by law, rule or regulation require the participation of all Committee members.

VIII.  Amendment

Any amendment or modification of this Charter shall be made and approved by the Board.

# # #

Adopted: July 14, 2015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark and sign your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97809-P70319

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

DETACH AND RETURN THIS PORTION ONLY

RELMADA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Class I Directors, each to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal.	☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name in the space provided below.

____

Nominees:

01) Shreeram Agharkar
02) Maged Shenouda

The Board of Directors recommends you vote FOR proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M97810-P70319

RELMADA THERAPEUTICS, INC.
Annual Meeting of Stockholders
December 30, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sandesh Seth and Sergio Traversa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RELMADA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on December 30, 2015, at the offices of Goodwin Procter LLP, the New York Times Bldg., 620 Eighth Avenue, 26th Floor, New York, New York 10018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side